Exhibit 10.17

Brownstein Draft

December 17, 2015

Special RSU Form for Directors

RESTRICTED STOCK UNIT AGREEMENT

UNDER THE

BOXABL INC. 2021 STOCK INCENTIVE PLAN

Name of Grantee:	[____________] (the “Grantee”)

No. of Shares Subject to Award:	40,000 Restricted Stock Units (the “RSUs”)

Grant Date:	__________, 202____ (the “Grant Date”)

[Note to Form: The Grant Date is the date the grant is approved by the Compensation Committee. The Grant Date cannot be retroactive.]

THIS RESTRICTED STOCK UNIT AGREEMENT (this “Agreement”) is entered into by and between Boxabl Inc., a Nevada corporation (the “Company”), and the Grantee named above, as of the Grant Date noted above, pursuant to the Boxabl Inc. 2021 Stock Incentive Plan, as amended from time to time (the “Plan”).

WHEREAS, the Company recognizes that the Grantee’s services are uniquely valuable to the Company and wishes to grant Restricted Stock Units to the Grantee in accordance with the Plan and this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and conditions set forth in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Grantee agree as follows:

AGREEMENT

1. DEFINITIONS. To the extent not specifically defined in this Agreement, all capitalized terms used in this Agreement shall have the meaning set forth in the Plan.

2. GRANT OF RESTRICTED STOCK UNITS. Subject to the terms of this Agreement and Article 8 of the Plan, the Company grants to the Grantee the number of Restricted Stock Units set forth above (collectively referred to herein as the “RSUs”).

3. VESTING. The RSUs vest based on the satisfaction of the conditions set forth in Sections 3(a) and 3(b) below. The failure to satisfy the vesting conditions in either Section 3(a) or Section 3(b) below will result in the forfeiture of any unvested RSUs.

(a) TIME-BASED VESTING CONDITION.

(1) Subject to the other provisions of this Agreement and the Plan, including Sections 3(b) and 4 below, the RSUs, all of which are unvested as of the Grant Date, shall become eligible to vest in accordance with Section 3(b) subject to the satisfaction of the following conditions:

The RSUs shall become eligible to vest in four (4) equal installments as follows: twenty-five percent (25%) of the RSUs shall become eligible to vest on each three-month anniversary of the Grant Date (each such date, an “Anniversary Date”), subject in each case to the Grantee continuously providing services as a director of the Company from the Grant Date through the applicable Anniversary Date; provided, however, if the Company’s next annual meeting of stockholders occurs prior to the time that all RSUs become eligible to vest, the RSUs which are not eligible to vest as of the date of such annual meeting of stockholders shall immediately become eligible to vest on the date of such annual meeting, subject to the Grantee continuously providing services as a director of the Company from the Grant Date through such annual meeting date.

(2) Notwithstanding the foregoing, if the Grantee’s service as a director of the Company terminates by reason of the death or Disability of the Grantee prior to the Vesting Date (as defined below), the portion of the RSUs that have not yet become eligible to vest as of the date of such termination shall immediately become eligible to vest.

(b) VESTING OF RESTRICTED STOCK UNITS. Subject to the other provisions of this Agreement and the Plan, RSUs that become eligible to vest in accordance with Section 3(a) shall vest upon the earliest of (i) the date on which the Grantee’s service as a director of the Company terminates due to the Grantee’s death or Disability, (ii) the date of the closing of a transaction (or series of transactions) that results in a Change of Control provided that such transaction (or series of transactions) constitutes a “change in control event” as define in Section 409A of the Code and the regulations thereunder, and (iii) the first trading day that is on or after the expiration of the “lock up” period after the effective date of the initial underwritten sale of the Company’s equity securities to the public on an established securities market, subject in each case to the Grantee continuously providing services to the Company as a director from the Grant Date through the applicable date (the earliest of such dates, the “Vesting Date” and each RSU that becomes vested pursuant to this Section 3(b), a “Vested RSU”).

4. TERMINATION AND FORFEITURE OF UNVESTED RESTRICTED STOCK UNIT AWARD. If, prior to the Vesting Date, the Grantee’s service as a director terminates for any reason other than the Grantee’s death or Disability, the Grantee will forfeit all RSUs, including all RSUs that have become eligible to vest pursuant to Section 3(a), this Agreement shall be cancelled by the Company, and Grantee shall promptly return this Agreement to the Company for cancellation. Grantee further agrees to execute any document required by the Company in connection with such forfeiture, and such cancellation shall be effective regardless of whether Grantee returns this Agreement.

5. SETTLEMENT OF VESTED RESTRICTED STOCK UNITS. Vested RSUs shall be settled after the Vesting Date and on or prior to the date which is the earlier of (i) five (5) business days following the date on which the Grantee ceases to be a director of the Company due to the Grantee’s death or Disability and such cessation of director services constitutes a Separation from Service with respect to the Grantee and (ii) 30 days after the date in Section 3(b)(ii) (the applicable date of such settlement, the “Distribution Date”). On the Distribution Date, one share of Stock shall be issued to the Grantee for each Vested RSU, subject to the terms and conditions of the Plan and this Agreement; provided that, in its sole discretion, the Board or its duly authorized delegate may elect to settle any vested RSUs in fully vested shares of Stock, cash, or a combination thereof with an aggregate value equal to the value, as of the date on which the Distribution Date occurs, of the Stock that the Grantee would have received.

6. SECURITIES ACT.

(a) Registration. The Company has the right, but not the obligation, to cause the issuance and sale of the Stock issued pursuant to this Agreement, if any, or the resale thereof, to be registered under the Securities Act.

(b) Condition on Delivery of Stock. The Company shall not be required to deliver any shares of Stock on settlement of this RSU if, in the opinion of counsel for the Company, the issuance would violate the Securities Act or any other applicable federal or state securities laws or regulations. The Company may require the Grantee, prior to or after the issuance of any Stock hereunder, to sign and deliver to the Company a written statement, in form and content acceptable to the Company in its sole discretion, that the Grantee: (i) shall not sell any of such Stock or any other Stock of the Company that the Grantee may then own or hereafter acquire except with the prior written approval of the Company, and (ii) shall comply with the Securities Act, the Exchange Act, and all other applicable federal and state securities laws or regulations.

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(c) Legends. In addition to any other legend that may be required by the Company from time to time or pursuant to applicable law, certificates representing any Stock shall bear a legend restricting the transferability of such Stock in substantially the following form:

“The transferability of this certificate and the shares of stock represented hereby are subject to the restrictions, terms and conditions (including repurchase, right of first refusal, and restrictions against transfers) contained in a Restricted Stock Unit Agreement between the Company and the holder of this certificate (a copy of which is available at the offices of the Company for examination).

The shares represented by this certificate have not been registered under the Securities Act of 1933 or the securities laws of any state. The shares may not be sold or transferred in the absence of such registration or an exemption from registration.”

7. ACKNOWLEDGEMENTS AND REPRESENTATIONS OF GRANTEE. In connection with the delivery of any Stock, the Grantee hereby warrants and acknowledges the following:

(a) Further Limitations on Disposition. The Grantee understands and acknowledges that the RSUs and the shares of Stock subject to the RSUs are not registered under the Securities Act or any applicable state securities laws and may not be sold, assigned, transferred, or disposed of (including transfer by gift or operation of law) except in accordance with this Agreement. Further, the Grantee agrees to make no sale, assignment, transfer or other disposition of all or any portion of the RSUs or related Stock unless there is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement, or the Grantee has obtained an opinion of counsel satisfactory to the Company that such disposition does not require registration under the Securities Act. The Company may request a copy of any such opinion and, upon such request, the Grantee shall promptly provide such copy to the Company. The Company shall not be required to permit the Grantee’s proposed assignment, transfer or other disposition unless such opinion is satisfactory (in form and substance) to the Company, as determined by the Company in its sole discretion.

(b) Investment Representations. The Grantee hereby represents and warrants to the Company as follows: (i) the Grantee is acquiring the Stock, if any, for the Grantee’s own account for investment only, and not for the resale or with a view to the distribution thereof; (ii) the Grantee has had such an opportunity as he or she has deemed adequate to obtain from the Company such information as is necessary to permit the Grantee to evaluate the merits and risks of the Grantee’s investment in the Company and has consulted with the Grantee’s own advisers with respect to the Grantee’s investment in the Company; (iii) the Grantee is an employee or Consultant of the Company or one of its Affiliates and/or the Grantee has sufficient experience in business, financial and investment matters to be able to evaluate the risks involved in the acquisition of the Stock and to make an informed investment decision with respect to such acquisition; (iv) the Grantee can afford a complete loss of the value of the RSUs (and any related Stock) and is able to bear the economic risk of holding such Stock for an indefinite period; and (v) this Agreement constitutes the legal, valid and binding obligation of the Grantee, enforceable in accordance with its terms, and the execution, delivery and performance of this Agreement by the Grantee do not and shall not conflict with, violate, or cause a breach of any other agreement, contract or instrument to which the Grantee is a party or any judgment, order or decree to which the Grantee is subject.

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8. LOCKUP PROVISION; MARKET STAND-OFF AGREEMENT. The Grantee agrees that he or she will not, without the prior written consent of the managing underwriter, during the period commencing on the date of the final prospectus relating to the registration by the Company of shares of its Stock and ending on the date specified by the Company and the managing underwriter selected by the Company (such period not to exceed 180 days) or, if required by such underwriter and permitted by applicable law, such longer period of time as is necessary to accommodate regulatory restrictions: (a) lend, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any securities of the Company held immediately prior to the effectiveness of the registration statement; or (b) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any securities of the Company, whether any such transaction described in clause (a) or (b) above is to be settled by delivery of Stock or other securities of the Company, in cash or otherwise. The underwriters in connection with such registration are intended third party beneficiaries of this Section 8 and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto. The Grantee further agrees to execute such agreements as may be reasonably requested by the underwriters in connection with such registration that are consistent with this Section 8 or that are necessary to give further effect thereto.

9. RIGHTS OF GRANTEE. The Grantee shall have no rights as a stockholder of the Company with respect to the RSUs until actual shares of Stock are delivered to Grantee pursuant to this Agreement. Subject to this Agreement, upon the delivery of Stock, the Grantee shall be considered the record owner of the Stock and shall be entitled to vote the Stock and receive any dividends and any other distributions declared and paid by the Company with respect to the Stock, provided and only to the extent that the Grantee actually holds such Stock as of the applicable record date for any such dividend. The Grantee acknowledges that the Company is under no duty to declare any such dividends or to make any such distributions.

10. CONTINUED SERVICE. This Agreement shall not be construed to confer upon the Grantee any right to continued directorship or service with the Company and shall not limit the right of the Company or Stockholders, in their sole and absolute discretion, to terminate the Grantee’s directorship or service at any time.

11. ADMINISTRATION. This Agreement shall at all times be subject to the terms and conditions of the Plan, and the Plan shall in all respects be administered by the Committee in accordance with the terms of and as provided in the Plan. The Committee shall have the sole and complete discretion with respect to all matters reserved to it by the Plan and decisions of the Committee with respect thereto and to this Agreement shall be final and binding upon the Grantee and the Company. In the event of any conflict between the terms and conditions of this Agreement and the Plan, the provisions of the Plan shall control.

12. Plan; ENTIRE AGREEMENT. This Agreement and all rights of the Grantee under this Agreement are subject to all of the terms and conditions of the Plan, which are incorporated herein by reference, including without limitation Section 10.6 of the Plan. In the event of a conflict or inconsistency between the terms and conditions of this Agreement and the Plan, the terms and conditions of the Plan shall govern. The Grantee agrees to be bound by the terms of the Plan and this Agreement. The Grantee acknowledges having read and understood the Plan and this Agreement. This Agreement and the Plan constitutes the entire, final, and complete agreement between the parties hereto with respect to the subject matter hereof and supersede all prior agreements, promises, understandings, negotiations, representations, and commitments, both written and oral, between the parties hereto with respect to the subject matter hereof.

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13. TAX WITHHOLDING; TAX ADVICE. As described in Section 13.3 of the Plan, the Company shall have the right to deduct or withhold from any payments made by Company to the Grantee, or to require that the Grantee remit to Company, an amount sufficient to satisfy any federal, state or local taxes of any kind as are required by law to be withheld with respect to the settlement of the RSUs granted hereunder. The Grantee hereby acknowledges that neither the Company nor any of its representatives has provided to the Grantee any tax-related advice with respect to the matters covered by this Agreement. The Grantee understands and acknowledges that the Grantee is solely responsible for obtaining his or her own tax advice with respect to the matters covered by this Agreement.

14. ADJUSTMENTS. The number of shares of Stock subject to these RSUs shall be adjusted by the Committee as described in Section 11.1 of the Plan in the event of a change in the Company’s capital structure.

15. AMENDMENT. Except as otherwise provided in the Plan, this Agreement may only be amended with the written approval of the Grantee and the Company. The provisions of this Agreement may not be waived or modified unless such waiver or modification is in writing and signed by a representative of the Committee.

16. GOVERNING LAW. This Agreement shall be construed in accordance with and governed by the laws of the State of Nevada without regard to conflict of law principles that would require the application of any other law.

17. SEVERABILITY. If any provision of this Agreement, or the application of any such provision to any person or circumstance, is held to be unenforceable or invalid by any court of competent jurisdiction or under any applicable law, the parties hereto shall negotiate an equitable adjustment to the provisions of this Agreement with the view to effecting, to the greatest extent possible, the original purpose and intent of this Agreement, and in any event, the validity and enforceability of the remaining provisions of this Agreement shall not be affected thereby.

18. ASSIGNMENT BY COMPANY. The Company’s Right of First Refusal may be assigned in whole or in part to any stockholder(s) of the Company.

19. CLAWBACK. Pursuant to Section 10.1 of the Plan, every Award issued pursuant to the Plan is subject to potential forfeiture or “clawback” to the fullest extent called for by applicable federal or state law, rules of any national securities exchange on which the Stock may be listed, or any policy of the Company. By accepting this Award, Grantee agrees to be bound by, and comply with, the terms of any such forfeiture or “clawback” provision imposed by applicable federal or state law, rules of any national securities exchange on which the Stock may be listed, or prescribed by any policy of the Company.

20. SHAREHOLDERS AGREEMENT; RESTRICTIVE COVENANTS; OTHER AGREEMENTS. If requested by the Company, Grantee agrees to be bound by, comply with, and become a party to, any current shareholders agreement or stockholders agreement, voting agreement, investors’ rights agreement, or similar agreement adopted by the Company in the future. Similarly, the Grantee agrees and acknowledges that he or she is subject to a Board Participation Agreement with the Company.

21. SECTION 409A COMPLIANCE. Neither the time nor the schedule of the payment of the RSUs may be accelerated or subject to further deferral except as permitted pursuant to Section 409A of the Code and the applicable regulations. Payment of the RSUs may be delayed only in accordance with Section 409A of the Code and the applicable regulations and the Grantee may not make any election regarding the time or the form of the payment of the RSUs. This Agreement shall be administered in compliance with Section 409A or an exception thereto and each provision of this Agreement shall be interpreted, to the extent possible, to comply with Section 409A of the Code or an exception thereto. Nevertheless, the Company does not and cannot guarantee any particular tax effect or treatment of amounts due under this Agreement. Except for the Company’s responsibility to withhold applicable income and employment taxes, if any, the Company will not be responsible for the payment of any applicable taxes on compensation paid or provided pursuant to this Agreement.

22. ACCEPTANCE. This Award must be accepted by the Grantee within a period of 30 days after the Grant Date by executing this Agreement. Subject to the Committee’s discretion, if the Award is not accepted within this time period, all RSUs purported to be granted hereunder will be immediately forfeited.

[Remainder of Page Intentionally Left Blank; Signature Page Follows]

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IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized representative and the Grantee has signed this Agreement, in each case as of the day and year first written above.

BOXABL INC.

By:
Name:
Its:

GRANTEE:

By:
Name:

Electronic mail Address:
Home Address:

[Signature page to Restricted Stock Unit Agreement for Director.]